Exhibit 99.1

NEWS RELEASE

Contacts:
Main Street Capital Corporation
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Jesse E. Morris, CFO and COO, jmorris@mainstcapital.com
713-350-6000
Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

MAIN STREET ANNOUNCES
2023 FIRST QUARTER RESULTS

First Quarter 2023 Net Investment Income of $1.02 Per Share

First Quarter 2023 Distributable Net Investment Income(1) of $1.07 Per Share

Net Asset Value of $27.23 Per Share

HOUSTON, May 4, 2023 – Main Street Capital Corporation (NYSE: MAIN) (“Main Street”) is pleased to announce its financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Highlights

•Net investment income of $81.0 million (or $1.02 per share)
•Distributable net investment income(1) of $85.4 million (or $1.07 per share)
•Total investment income of $120.3 million
•An industry leading position in cost efficiency, with a ratio of total non-interest operating expenses as a percentage of quarterly average total assets (“Operating Expenses to Assets Ratio”) of 1.3% on an annualized basis for the quarter and 1.4% for the trailing twelve month period ended March 31, 2023
•Net increase in net assets resulting from operations of $79.6 million, or $1.00 per share
•Return on equity(2) of 14.9% on an annualized basis for the quarter
•Net asset value of $27.23 per share at March 31, 2023, representing an increase of $0.37 per share, or 1.4%, compared to $26.86 per share at December 31, 2022
•Declared regular monthly dividends totaling $0.675 per share for the second quarter of 2023, or $0.225 per share for each of April, May and June 2023, representing a 4.7% increase from the regular monthly dividends paid in the second quarter of 2022
•Declared and paid a supplemental dividend of $0.175 per share, resulting in total dividends paid in the first quarter of 2023 of $0.85 per share and representing an 18.1% increase from the total dividends paid in the first quarter of 2022 and an 11.8% increase from the total dividends paid in the fourth quarter of 2022
•Completed $58.7 million in total lower middle market (“LMM”) portfolio investments, including investments totaling $22.0 million in one new LMM portfolio company, which after aggregate repayments of debt principal from several LMM portfolio investments and a decrease in cost basis due to the realized loss on a LMM portfolio investment resulted in a net increase of $7.6 million in total LMM portfolio investments
•Completed $43.7 million in total private loan portfolio investments, which after aggregate repayments from several private loan investments resulted in a net increase of $23.6 million in total private loan portfolio investments
•Net decrease of $12.2 million in total middle market portfolio investments
•Further diversified our capital structure and expanded our liquidity by (i) amending our corporate revolving credit facility (the “Corporate Facility”) to add an additional lender and increase the total commitments by $60.0 million to $980.0 million and (ii) issuing an additional $50.0 million of senior unsecured notes, bearing interest at 7.53% due December 23, 2025 (together with the $100.0 million of senior unsecured notes issued in December 2022, bearing interest at 7.84% and also due December 23, 2025, the “December 2025 Notes”)

In commenting on Main Street’s operating results for the first quarter of 2023, Dwayne L. Hyzak, Main Street’s Chief Executive Officer, stated, “We are very pleased with our performance in the first quarter, which was highlighted by a return on equity of 14.9% and includes new quarterly records for net investment income per share, distributable net investment income per share and net asset value per share for the third consecutive quarter. Our strong performance included continued positive results from our lower middle market and private loan investment strategies and significant contributions from our asset management business. These results demonstrate the continued and sustainable strength of our overall platform, the benefits of our differentiated and diversified investment strategies, the unique contributions of our asset management business and the underlying quality of our portfolio companies. We are also pleased that we’ve seen our pipeline of investment opportunities in both our lower middle market and private loan investment strategies continue to grow over the last month. This attractive investment pipeline, together with our conservative liquidity position and capital structure, provides us a continued favorable outlook for the second quarter.”

Mr. Hyzak continued, “Our distributable net investment income in the first quarter exceeded the monthly dividends paid to our shareholders by 59% and the total dividends paid to our shareholders by 26%. This strong performance allowed us to deliver significant value to our shareholders, while still conservatively retaining a meaningful portion of our income and growing our net asset value per share. In addition, our strong first quarter results and favorable outlook for the second quarter resulted in the declaration of an increase to our monthly dividends for the third quarter of 2023 and a $0.225 per share supplemental dividend to be paid in June 2023. This June 2023 supplemental dividend represents our largest and seventh consecutive quarterly supplemental dividend and results in a 25% increase in the total dividends paid in the second quarter when compared to prior year.”

First Quarter 2023 Operating Results

The following table provides a summary of our operating results for the first quarter of 2023:

	Three Months Ended March 31,
	2023	2022	Change ($)	Change (%)
Interest income	$93,392	$59,441	$33,951	57%
Dividend income	24,222	16,622	7,600	46%
Fee income	2,640	3,332	(692)	(21)%
Total investment income	$120,254	$79,395	$40,859	51%

Net investment income	$80,967	$52,212	$28,755	55%
Net investment income per share	$1.02	$0.73	$0.29	40%

Distributable net investment income(1)	$85,443	$54,654	$30,789	56%
Distributable net investment income per share(1)	$1.07	$0.76	$0.31	41%

Net increase in net assets resulting from operations	$79,592	$65,203	$14,389	22%
Net increase in net assets resulting from operations per share	$1.00	$0.91	$0.09	10%

The $40.9 million increase in total investment income in the first quarter of 2023 from the comparable period of the prior year was principally attributable to (i) a $34.0 million increase in interest income, primarily due to higher average levels of investment portfolio debt investments, an increase in interest rates on floating rate investment portfolio debt investments primarily resulting from increases in benchmark index rates and an increase in interest rate spreads on new investments over the last year and (ii) a $7.6 million increase in dividend income, primarily due to an increase in dividend income from the External Investment Manager (as defined below) and increased dividends received from our LMM portfolio companies. These increases were partially offset by a $0.7 million decrease in fee income. The $40.9 million increase in total investment income in the first quarter of 2023 includes the impact of an increase of $8.1 million in certain income considered less consistent or non-recurring, including a $7.4 million increase of such dividend income as referenced above and a $0.7 million increase in income from accelerated prepayment, repricing and other activity related to portfolio debt investments, in both cases when compared to the same period in 2022.

Total cash expenses(3) increased 40.7%, or $10.1 million, to $34.8 million in the first quarter of 2023 from $24.7 million for the same period in 2022. This increase in total cash expenses was principally attributable to (i) a $8.3 million increase in interest expense, (ii) a $3.1 million increase in cash compensation expenses(3) and (iii) a $0.9 million increase in general and administrative expense, partially offset by a $2.2 million increase in expenses allocated to the External Investment Manager. The increase in interest expense is primarily related to (i) an increased weighted average interest rate on our debt obligations resulting from the addition of the special purpose vehicle revolving credit facility (the “SPV Facility” and, together with the Corporate Facility, the “Credit Facilities”) and the December 2025 Notes at higher contractual interest rates and an increased average interest rate on our Corporate Facility due to increases in benchmark index rates and (ii) increased average outstanding borrowings to fund our investment activity and support the growth of our investment portfolio. The increase in cash compensation expenses(3) is primarily related to (i) increased incentive compensation accruals, (ii) increased base compensation rates and (iii) increased headcount to support our growing investment portfolio and asset management activities.

Non-cash compensation expenses(3) increased $2.1 million in the first quarter of 2023 from the comparable period of the prior year, resulting from a $1.3 million increase in share-based compensation and a $0.8 million increase in deferred compensation expense.

Our Operating Expenses to Assets Ratio (which includes non-cash compensation expenses(3)) was 1.3% for the first quarter of 2023, on an annualized basis, as compared to 1.1% for the same period in 2022.

The $28.8 million increase in net investment income and the $30.8 million increase in distributable net investment income(1) in the first quarter of 2023 from the comparable period of the prior year were both principally attributable to the increase in total investment income, partially offset by increased expenses, each as discussed above.

Net investment income and distributable net investment income(1) on a per share basis for the first quarter of 2023 increased by $0.29 per share and $0.31 per share, respectively, compared to the first quarter of 2022, to $1.02 per share and $1.07 per share, respectively. These increases include the impact of an 10.9% increase in the average shares outstanding compared to the first quarter of 2022 primarily due to shares issued over the last twelve months (i) through our public offering in August 2022 and through our at-the-market (“ATM”) program, (ii) shares issued through our equity incentive plans and (iii) shares issued through our dividend reinvestment plan. Net investment income and distributable net investment income(1) on a per share basis in the first quarter of 2023 include a $0.09 per share increase in investment income and non-cash compensation expense considered less consistent or non-recurring in nature compared to the first quarter of 2022, as discussed above.

The $79.6 million net increase in net assets resulting from operations in the first quarter of 2023 represents a $14.4 million increase from the first quarter of 2022. This increase was primarily the result of (i) a $20.4 million increase in net unrealized appreciation from portfolio investments (including the impact of accounting reversals relating to realized gains/income (losses)) and (ii) a $28.8 million increase in net investment income as discussed above, partially offset by (i) a $31.7 million change in net realized gain (loss) from investments resulting from a net realized loss of $28.4 million in the first quarter of 2023 compared to a net realized gain of $3.3 million in the first quarter of 2022 and (ii) a $3.0 million increase in income tax provision. The $28.4 million net realized loss from investments for the first quarter of 2023 was primarily the result of (i) a $29.5 million net realized loss from the full exit of one LMM debt investment and (ii) a $3.6 million net realized loss from the restructure of one LMM investment, partially offset by (i) a $3.2 million realized gain from the full exit of one middle market investment, (ii) a $0.9 million net realized gain from the full exit of one private loan investment and (iii) a $0.6 million net realized gain on an other portfolio investment.

The following table provides a summary of the total net unrealized appreciation of $35.1 million for the first quarter of 2023:

	Three Months Ended March 31, 2023
	LMM (a)	Private Loan	Middle Market	Other		Total
	(dollars in millions)
Accounting reversals of net unrealized (appreciation) depreciation recognized in prior periods due to net realized (gains / income) losses recognized during the current period	$32.9	$0.1	$(3.2)	$(0.7)		$29.1
Net unrealized appreciation (depreciation) relating to portfolio investments	11.2	(7.5)	(8.9)	11.2	(b)	$6.0
Total net unrealized appreciation (depreciation) relating to portfolio investments	$44.1	$(7.4)	$(12.1)	$10.5		$35.1

(a)LMM includes unrealized appreciation on 29 LMM portfolio investments and unrealized depreciation on 23 LMM portfolio investments.
(b)Other includes (i) $9.7 million of unrealized appreciation relating to the External Investment Manager, (ii) $0.4 million of unrealized appreciation relating to Main Street’s deferred compensation plan assets and (iii) $1.1 million of net unrealized appreciation relating to the other portfolio.

Liquidity and Capital Resources

As of March 31, 2023, we had aggregate liquidity of $710.8 million, including (i) $39.8 million in cash and cash equivalents and (ii) $671.0 million of unused capacity under our Credit Facilities, which we maintain to support our investment and operating activities.

Several details regarding our capital structure as of March 31, 2023 are as follows:

•Our Corporate Facility included $980.0 million in total commitments from a diversified group of 18 participating lenders, plus an accordion feature that allows us to request an increase in the total commitments under the facility to up to $1.4 billion.
•$394.0 million in outstanding borrowings under our Corporate Facility, with an interest rate of 6.6% based on SOFR effective for the contractual reset date of April 1, 2023.
•Our SPV Facility included $255.0 million in total commitments from a diversified group of four participating lenders, plus an accordion feature that allows us to request an increase in the total commitments under the facility to up to $450.0 million.
•$170.0 million in outstanding borrowings under our SPV Facility, with an interest rate of 7.3% based on SOFR effective for the contractual reset date of April 1, 2023.
•$334.0 million of outstanding Small Business Investment Company (“SBIC”) debentures through our wholly owned SBIC subsidiaries. These debentures, which are guaranteed by the U.S. Small Business Administration, had a weighted-average annual fixed interest rate of 2.9% and mature ten years from original issuance. The first maturity related to our existing SBIC debentures occurs in the first quarter of 2024, and the weighted-average remaining duration was 5.1 years.

•$500.0 million of notes outstanding that bear interest at a rate of 3.00% per year (the “July 2026 Notes”). The July 2026 Notes mature on July 14, 2026 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•$450.0 million of notes outstanding that bear interest at a rate of 5.20% per year (the “May 2024 Notes”). The May 2024 Notes mature on May 1, 2024 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•$150.0 million of the December 2025 Notes outstanding that bear interest at a weighted average rate of 7.74% per year. The December 2025 Notes mature on December 23, 2025 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•Our net asset value totaled $2.2 billion, or $27.23 per share.

Investment Portfolio Information as of March 31, 2023(4)

The following table provides a summary of the investments in our LMM portfolio, private loan portfolio and middle market portfolio as of March 31, 2023:

	As of March 31, 2023
	LMM (a)	Private Loan	Middle Market
	(dollars in millions)
Number of portfolio companies	79	86	30
Fair value	$2,112.6	$1,491.4	$306.2
Cost	$1,727.9	$1,527.6	$391.0
Debt investments as a % of portfolio (at cost)	72.9%	97.1%	93.6%
Equity investments as a % of portfolio (at cost)	27.1%	2.9%	6.4%
% of debt investments at cost secured by first priority lien	99.2%	99.5%	99.3%
Weighted-average annual effective yield (b)	12.6%	12.4%	11.8%
Average EBITDA (c)	$8.3	$38.1	$65.4

(a)We had equity ownership in all of our LMM portfolio companies, and our average fully diluted equity ownership in those portfolio companies was 41%.
(b)The weighted-average annual effective yields were computed using the effective interest rates for all debt investments at cost, including amortization of deferred debt origination fees and accretion of original issue discount but excluding fees payable upon repayment of the debt instruments and any debt investments on non-accrual status.
(c)The average EBITDA is calculated using a simple average for the LMM portfolio and a weighted-average for the private loan and middle market portfolios. These calculations exclude certain portfolio companies, including four LMM portfolio companies and two private loan portfolio companies, as EBITDA is not a meaningful valuation metric for our investments in these portfolio companies, and those portfolio companies whose primary purpose is to own real estate.

The fair value of our LMM portfolio company equity investments was 191% of the cost of such equity investments, and our LMM portfolio companies had a median net senior debt (senior interest-bearing debt through our debt position less cash and cash equivalents) to EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) ratio of 2.9 to 1.0 and a median total EBITDA to senior interest expense ratio of 2.6 to 1.0. Including all debt that is junior in priority to our debt position, these median ratios were 3.1 to 1.0 and 2.6 to 1.0, respectively.(4) (5)

As of March 31, 2023, our investment portfolio also included:

•Other portfolio investments in 14 companies, collectively totaling $116.1 million in fair value and $119.7 million in cost basis, which comprised 2.8% and 3.2% of our investment portfolio at fair value and cost, respectively; and
•Our investment in the External Investment Manager, with a fair value of $132.7 million and a cost basis of $29.5 million, which comprised 3.2% and 0.8% of our investment portfolio at fair value and cost, respectively.

As of March 31, 2023, we had 13 investments on non-accrual status, which comprised 0.6% of the total investment portfolio at fair value and 3.2% at cost, and our total portfolio investments at fair value were 110% of the related cost basis.

External Investment Manager

MSC Adviser I, LLC is a wholly owned portfolio company and registered investment adviser that provides investment management services to external parties (the “External Investment Manager”). We share employees with the External Investment Manager and allocate costs related to such shared employees and other operating expenses to the External Investment Manager. The total contribution of the External Investment Manager to our net investment income consists of the combination of the expenses we allocate to the External Investment Manager and the dividend income we earn from the External Investment Manager. During the first quarter of 2023, the External Investment Manager earned $5.5 million of management fee income, an increase of $0.1 million from the first quarter of 2022, and incentive fees of $3.3 million, an increase of $3.2 million from the first quarter of 2022. In addition, we allocated $5.0 million of total expenses to the External Investment Manager, an increase of $2.2 million from the first quarter of 2022. The increase in management fee income was attributable to an increase in assets under management. The increase in incentive fees was attributable to the favorable performance and improved operating results from the assets managed for clients. The increase in expenses allocated to the External Investment Manager was primarily related to increased overall operating costs at Main Street, an increase in assets under management and the positive operating results from the assets managed for clients. The combination of the dividend income we earned from the External Investment Manager and expenses we allocated to it resulted in a total contribution to our net investment income of $8.1 million, representing an increase of $3.0 million from the first quarter of 2022. The External Investment Manager ended the first quarter of 2023 with total assets under management of $1.4 billion.

First Quarter 2023 Financial Results Conference Call / Webcast

Main Street has scheduled a conference call for Friday, May 5, 2023 at 10:00 a.m. Eastern Time to discuss the first quarter 2023 financial results.

You may access the conference call by dialing 412-902-0030 at least 10 minutes prior to the start time. The conference call can also be accessed via a simultaneous webcast by logging into the investor relations section of the Main Street web site at https://www.mainstcapital.com.

A telephonic replay of the conference call will be available through Friday, May 12, 2023 and may be accessed by dialing 201-612-7415 and using the passcode 13738037#. An audio archive of the conference call will also be available on the investor relations section of the company’s website at https://www.mainstcapital.com shortly after the call and will be accessible for approximately 90 days.

For a more detailed discussion of the financial and other information included in this press release, please refer to the Main Street Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 to be filed with the Securities and Exchange Commission (www.sec.gov) and Main Street’s First Quarter 2023 Investor Presentation to be posted on the investor relations section of the Main Street website at https://www.mainstcapital.com.

ABOUT MAIN STREET CAPITAL CORPORATION

Main Street (www.mainstcapital.com) is a principal investment firm that primarily provides long-term debt and equity capital to lower middle market companies and debt capital to middle market companies. Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides “one stop” financing alternatives within its lower middle market investment strategy. Main Street’s lower middle market companies generally have annual revenues between $10 million and $150 million. Main Street’s middle market debt investments are made in businesses that are generally larger in size than its lower middle market portfolio companies.

Main Street, through its wholly-owned portfolio company MSC Adviser I, LLC (“MSC Adviser”), also maintains an asset management business through which it manages investments for external parties. MSC Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

FORWARD-LOOKING STATEMENTS

Main Street cautions that statements in this press release which are forward‑looking and provide other than historical information, including but not limited to our ability to successfully source and execute on new portfolio investments and delivery of future financial performance and results, are based on current conditions and information available to Main Street as of the date hereof and include statements regarding Main Street’s goals, beliefs, strategies and future operating results and cash flows. Although its management believes that the expectations reflected in those forward‑looking statements are reasonable, Main Street can give no assurance that those expectations will prove to be correct. Those forward-looking statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: Main Street’s continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which Main Street’s portfolio companies operate; the impacts of macroeconomic factors on Main Street and its portfolio companies’ business and operations, liquidity and access to capital, and on the U.S. and global economies, including impacts related to the COVID-19 pandemic and other public health crises, risk of recession, inflation, supply chain constraints or disruptions and rising interest rates; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact Main Street’s operations or the operations of its portfolio companies; the operating and financial performance of Main Street’s portfolio companies and their access to capital; retention of key investment personnel; competitive factors; and such other factors described under the captions “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors” included in Main Street’s filings with the Securities and Exchange Commission (www.sec.gov). Main Street undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

MAIN STREET CAPITAL CORPORATION
Consolidated Statements of Operations
(in thousands, except shares and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
INVESTMENT INCOME:
Interest, fee and dividend income:
Control investments	$48,862	$32,577
Affiliate investments	17,456	13,917
Non‑Control/Non‑Affiliate investments	53,936	32,901
Total investment income	120,254	79,395
EXPENSES:
Interest	(24,997)	(16,687)
Compensation	(11,111)	(7,269)
General and administrative	(4,077)	(3,226)
Share‑based compensation	(4,100)	(2,818)
Expenses allocated to the External Investment Manager	4,998	2,817
Total expenses	(39,287)	(27,183)
NET INVESTMENT INCOME	80,967	52,212
NET REALIZED GAIN (LOSS):
Control investments	(2,966)	—
Affiliate investments	(26,264)	692
Non‑Control/Non‑Affiliate investments	851	2,644
Total net realized gain (loss)	(28,379)	3,336
NET UNREALIZED APPRECIATION (DEPRECIATION):
Control investments	17,161	8,279
Affiliate investments	33,141	3,041
Non‑Control/Non‑Affiliate investments	(15,184)	3,432
Total net unrealized appreciation	35,118	14,752
INCOME TAXES:
Federal and state income, excise and other taxes	(1,737)	(1,309)
Deferred taxes	(6,377)	(3,788)
Income tax provision	(8,114)	(5,097)
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$79,592	$65,203
NET INVESTMENT INCOME PER SHARE—BASIC AND DILUTED	$1.02	$0.73
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE—BASIC AND DILUTED	$1.00	$0.91
WEIGHTED AVERAGE SHARES OUTSTANDING—BASIC AND DILUTED	79,552,200	71,708,326

MAIN STREET CAPITAL CORPORATION
Consolidated Balance Sheets
(in thousands, except per share amounts)

	March 31,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Investments at fair value:
Control investments	$1,746,003	$1,703,172
Affiliate investments	626,227	618,359
Non‑Control/Non‑Affiliate investments	1,788,687	1,780,646
Total investments	4,160,917	4,102,177
Cash and cash equivalents	39,752	49,121
Interest and dividend receivable and other assets	84,597	82,731
Receivable for securities sold	505	381
Deferred financing costs, net	7,484	7,475
Total assets	$4,293,255	$4,241,885
LIABILITIES
Credit Facilities	$564,000	$607,000
July 2026 Notes (par: $500,000 as of both March 31, 2023 and December 31, 2022)	498,267	498,136
May 2024 Notes (par: $450,000 as of both March 31, 2023 and December 31, 2022)	450,590	450,727
SBIC debentures (par: $334,000 ($63,800 due within one year) and $350,000 as of March 31, 2023 and December 31, 2022, respectively)	328,206	343,914
December 2025 Notes (par: $150,000 and $100,000 as of March 31, 2023 and December 31, 2022, respectively)	148,578	99,325
Accounts payable and other liabilities	39,759	52,092
Interest payable	18,671	16,580
Dividend payable	18,036	17,676
Deferred tax liability, net	54,226	47,849
Total liabilities	2,120,333	2,133,299

NET ASSETS
Common stock	797	784
Additional paid‑in capital	2,083,175	2,030,531
Total undistributed earnings	88,950	77,271
Total net assets	2,172,922	2,108,586
Total liabilities and net assets	$4,293,255	$4,241,885
NET ASSET VALUE PER SHARE	$27.23	$26.86

MAIN STREET CAPITAL CORPORATION
Reconciliation of Distributable Net Investment Income,
Total Cash Expenses, Non-Cash Compensation Expenses
and Cash Compensation Expenses
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2023	2022
Net investment income	$80,967	$52,212
Non-cash compensation expenses(3)	4,476	2,442
Distributable net investment income(1)	$85,443	$54,654

Per share amounts:
Net investment income per share -
Basic and diluted	$1.02	$0.73
Distributable net investment income per share -
Basic and diluted(1)	$1.07	$0.76

	Three Months Ended
	March 31,
	2023	2022
Share‑based compensation	$(4,100)	$(2,818)
Deferred compensation (expense) benefit	(376)	376
Total non-cash compensation expenses(3)	(4,476)	(2,442)

Total expenses	(39,287)	(27,183)
Less non-cash compensation expenses(3)	4,476	2,442
Total cash expenses(3)	$(34,811)	$(24,741)

Compensation	$(11,111)	$(7,269)
Share-based compensation	(4,100)	(2,818)
Total compensation expenses	(15,211)	(10,087)
Non-cash compensation expenses(3)	4,476	2,442
Total cash compensation expenses(3)	$(10,735)	$(7,645)

MAIN STREET CAPITAL CORPORATION
Endnotes

(1) Distributable net investment income is net investment income as determined in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP, excluding the impact of non-cash compensation expenses(3). Main Street believes presenting distributable net investment income and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance since non-cash compensation expenses(3) do not result in a net cash impact to Main Street upon settlement. However, distributable net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for net investment income or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance. A reconciliation of net investment income in accordance with U.S. GAAP to distributable net investment income is detailed in the financial tables included with this press release.

(2) Return on equity equals the net increase in net assets resulting from operations divided by the average quarterly total net assets.

(3) Non-cash compensation expenses consist of (i) share-based compensation and (ii) deferred compensation expense or benefit, both of which are non-cash in nature. Share-based compensation does not require settlement in cash. Deferred compensation expense or benefit does not result in a net cash impact to Main Street upon settlement. The appreciation (depreciation) in the fair value of deferred compensation plan assets is reflected in Main Street’s Consolidated Statements of Operations as unrealized appreciation (depreciation) and an increase (decrease) in compensation expenses, respectively. Cash compensation expenses are total compensation expenses as determined in accordance with U.S. GAAP, less non-cash compensation expenses. Total cash expenses are total expenses, as determined in accordance with U.S. GAAP, excluding non-cash compensation expenses. Main Street believes presenting cash compensation expenses, non-cash compensation expenses and total cash expenses is useful and appropriate supplemental disclosure for analyzing its financial performance since non-cash compensation expenses do not result in a net cash impact to Main Street upon settlement. However, cash compensation expenses, non-cash compensation expenses and total cash expenses are non-U.S. GAAP measures and should not be considered as a replacement for compensation expenses, total expenses or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance. A reconciliation of compensation expenses and total expenses in accordance with U.S. GAAP to cash compensation expenses, non-cash compensation expenses and total cash expenses is detailed in the financial tables included with this press release.

(4) Portfolio company financial information has not been independently verified by Main Street.

(5) These credit statistics exclude portfolio companies on non-accrual or for which EBITDA is not a meaningful metric.